BY LAWS
                                OF
                      VILLAGE SUPER MARKET, INC



                             ARTICLE I

                              OFFICES


     The principal office of the corporation shall be in such place in the State of New Jersey as the Board of Directors (the "Board") may from time to time direct. The corporation may also establish and have such other offices needed for the conduct of its business at such other place or places as may from time to time be designated by the Board.


                            ARTICLE II
                       STOCKHOLDERS' MEETINGS


     Section 1. Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before it, shall be held at such place as may from time to time be designated by the Board and stated in the Notice of Meeting.

     Section 2. Quorum. As provided by law, a quorum at all meetings of stockholders shall consist of the holders of the shares entitled to cast a majority of the votes thereat, present in person or by proxy.
     If the holders of the amount of stock necessary to constitute a quorum shall fail to attend, in person or by proxy, at the time and place fixed by these By-Laws for the annual meeting, or fixed by notice for a special meeting, a majority in interest of the stockholders present in person or by proxy may adjourn, from time to time, without notice other than by announcement at such meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally scheduled.

     Section 3. Special Meetings. Special meetings of the stockholders shall be held at the principal executive offices of the corporation, or at such other place as the Board may designate. Such meetings may be called at any time by the Board, or a majority thereof, or by the Chief Executive Officer
(the "CEO"). It shall be the duty of the CEO or the Board to call such meetings whenever so requested in writing by the stockholders of record who hold shares possessing at least 50% of the voting power of all classes of stock of the corporation entitled to vote at such meetings. Notice of such meetings shall specify the object or objects thereof, and no other business than that specified in such notice shall be considered at any such meeting.

     Section 4. Notice of Meetings. A notice of each annual or special meeting of the stockholders of the corporation which shall state the time, place, and objects of such meeting, shall be delivered personally or by mail, not less than ten (10) days before (unless a longer period shall be required by law) nor more than sixty (60) days before the annual or special meeting, to each stockholder of record entitled to vote at any such meeting. If a shareholder consents, the notice may be delivered electronically as the
shareholder shall specify.   If mailed, the notice shall be directed to the
stockholder at his address as it appears on the records of the corporation. The corporation will provide appropriate notice to brokerages and other nominees for shares held in "street name". Any stockholder may at any time by a duly signed statement in writing to that effect waive any statutory or other notice of any meeting, whether such statement be signed before or after such meeting.

     Section 5. Voting. At all meetings of the stockholders, each stockholder entitled to vote, and present at the meeting in person or by proxy, shall be entitled to one vote for each full share of Class A common stock of the corporation entitled to vote and standing registered in his name at the time of such voting and ten votes for each full share of Class B common stock of the corporation entitled to vote and standing registered in his name at the time of such voting. Except for the election of directors, the affirmative vote of the majority of votes cast at any such meeting of the stockholders shall authorize any action; provided that no greater voting requirement is required by statute or the certificate of incorporation.
     The Board, or, if the Board shall not have made the appointment, the Chairman presiding at any meeting of stockholders, shall have power to appoint one or more persons to act as inspectors, to receive, tabulate, and report the votes cast by the stockholders at such meeting; but no candidate for the office of director shall be appointed as inspector at any meeting for the election of directors.

     Section 6. Proxies. Any stockholder of record entitled to vote may be represented at any regular or special meeting of the stockholders by a duly appointed proxy, granted not more than eleven (11) months before the meeting unless a longer time is expressly provided therein. All proxies shall be filed with the Secretary of the meeting before being voted.

     Section 7. Officers of Meetings. The Chairman of the Board of the corporation, if present, shall preside at all meetings of stockholders; in his absence the President of the corporation, if present, shall preside. The Secretary of the corporation shall, if present, act as secretary of all meetings of the stockholders. In his absence a temporary secretary for that particular meeting shall be elected. The Secretary of the stockholders' meetings shall keep a record of the proceedings of such meeting.


                             ARTICLE III
                              DIRECTORS


     Section 1. Number, Term of Office, etc. The number of directors of the corporation shall be as set forth in any resolution of the Board heretofore adopted or as hereinafter adopted and the size of the Board may be expanded and reduced by Board resolution. The directors shall be elected by a plurality of the votes cast at an election at the annual meeting of the stockholders of the corporation, and each director shall be elected to serve until the next annual meeting of stockholders, or until his successor shall have been elected and qualified; provided, that any one or more of the directors may be removed, either with or without cause, at any time by a vote of the stockholders at a special meeting called for this purpose. A director may be removed for cause by a vote of a majority of the entire Board and may be suspended until a final determination that cause exists. At its first meeting after the annual stockholders meeting, the Board shall designate one director as Chairman of the Board. Any vacancy occurring in the Board of Directors by reason of death, resignation or increase in the number of directors, or otherwise, shall be filled for the unnexpired term by a majority vote of the remaining directors. The directors shall receive such compensation for their services as directors and as members of any committee appointed by the Board as may be prescribed by the Board.

     Section 2. Duties and Powers. The Board shall have the control and management of the affairs of the corporation and shall exercise all such powers of the corporation, and do all such lawful acts and things necessary or expedient in the control and management thereof, as are not by statute or by these By-Laws directed or required to be exercised or done by the stockholders. The directors may adopt such rules and regulations for the conduct of their meetings and the management of the corporation as they may deem proper, not inconsistent with the law.

     Section 3. Nomination of Directors. The full Board of Directors shall act on all matters concerning the identification, evaluation and nomination of director candidates. The Board will consider nominations of director candidates submitted by any shareholder upon the submission of the names and biographical data of the candidates (including any relationship to the proposing shareholder).
     The Board's process for identifying and evaluating candidates recommended by any shareholder shall be the same as for candidates recommended by the Board,management or others. In searching for appropriate candidates, the Board shall adhere to criteria established for the consideration and selection of candidates. The Board shall view the candidate's qualifications in light of the needs of the Board and the Company at that time given the then current mix of director attributes. Among other criteria, the Board may consider the following skills, attributes and competencies of a new member: (i) possessing the highest ethical standards and integrity; (ii) a willingness to act on and be accountable for Board decisions; (iii) an ability to provide prudent, informed and thoughtful counsel to top management on a broad range of issues;
(iv) relevant industry or business knowledge; (v) senior management experience and demonstrated leadership; (vi) financial literacy; (vii) individual backgrounds that provide a portfolio of experience and knowledge commensurate with the Company's needs. Each director will be considered without regard to gender, race, religion, national origin or sexual orientation.

     Section 4. Meetings. Meetings of the Board shall be held at the office of the corporation, or at any other place, which the CEO or a majority of the Board may from time to time designate. There shall be an annual meeting of the Board held upon the day of the annual stockholders' meeting, or as soon thereafter as convenient. Other regular meetings of the Board shall be held at such times and places as the Board shall from time to time by resolution prescribe. Special meetings of the Board shall be held whenever called by the CEO or by one-third (1/3) of the directors then in office. One (1) day notice shall be given to each director by the Secretary of each meeting of the Board. Such notice shall be given by mail (if more than five (5) days in advance of the meeting), or by e-mail, facsimile, telephone, or in person. The Board may meet to transact business at any time and place without notice, provided that every member of the Board shall be present, or that any member or members not present shall waive notice of such meeting. The CEO or the President shall preside at each meeting of the Board. A majority of the directors shall constitute a quorum for the transaction of business, but the director or directors present, if less than a quorum, may adjourn any meeting from time to time until such quorum shall be present. All questions coming before the Board shall be decided or recommended to shareholders by a majority vote. Each director shall be entitled to one vote at all meetings of directors. A director who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he has filed his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or immediately thereafter. Such right to dissent shall not apply to a director who voted in favor of such action.
     Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board.

     Section 5. Executive Committee. An Executive Committee of no less than two and no more than six directors may be designated by resolution passed by a majority of the whole Board. At its first meeting after the annual stockholders' meeting, the Board shall designate one director as Chairman of the Committee. During the intervals between meetings of the Board, the Committee shall advise with and aid the officers of the corporation in all matters concerning its interests and management of its business, and generally perform such duties as may be directed by the Board from time to time. The Committee shall possess all the powers of the Board while the Board is not in session, except power: (1) to change the size of the Board of Directors, (2) to create any Committee or change the size of any Committee, (3) to fill in any vacancies on the Board or any Committee, (4) to remove any member of any Committee, (5) to elect or remove principal officers, (6) to declare any dividend or authorize any distribution with respect to any shares of capital stock of the corporation, (7) to amend these By-Laws, or (8) to submit any matter to stockholders for their consideration. In particular, the Executive committee shall have the following powers while the Board is not in session:
(1) to appoint agents of the corporation and determine their salaries,
(2) to borrow money, and issue notes, or other obligations and evidences of indebtedness therefore and to give security in the assets of the corporation for such loan, (3) to guarantee obligations of subsidiaries, (4) to authorize the corporate seal to be affixed to documents of the corporation, (5) to make recommendations to the Board of general policy with regard to the business of the corporation, (6) to make recommendations to the Board as to declarations of dividends, and (7) such other powers as may lawfully be delegated to it by the Board, not in conflict with specific powers conferred by the Board upon any other Committee appointed by it.
     Meetings of the Executive Committee shall be called by the Secretary of the Corporation, from time to time, at the direction and upon the request of the Chairman or any two members of the Executive committee; that notice of such meetings shall in each instance be given to each member of the Committee at his last-known business address, not less than 24 hours before the meeting, either orally or in writing, delivered by mail, e-mail, telephone, or facsimile. The Executive Committee may at any meeting establish regular meetings and a fixed date, time and place for such regular meetings, and for such regular meetings no notice need be sent out. The Executive Committee shall keep minutes of its meetings and shall submit these minutes to the Board at its next regular meeting and report all its actions.

     Section 6. Audit Committee. An Audit Committee shall be appointed by resolution passed by a majority vote of the Board. The Audit Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall be independent. The Audit Committee shall perform its duties in accordance with the charter of the Audit Committee. The Audit Committee shall be responsible for (1) monitoring the integrity of the Company's financial reporting process and systems of internal controls regarding financial, accounting and legal compliance, (2) monitoring the independence and performance of the company's independent auditors, and (3) providing an avenue of communications among the independent auditors, management, and the Board. The Audit Committee will have the authority to conduct any investigation appropriate to fulfilling its responsibilities. The Audit Committee has the ability to retain, at the company's expense, any legal, accounting or other consultants or experts it deems necessary in the performance of its duties. The independent auditors shall report directly to the Audit Committee.
     The Audit Committee shall also be responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submissions by employees of concerns regarding questionable accounting, financial or auditing matters.

     Section 7. Compensation Committee. The Compensation Committee shall be designated by a majority vote of the Board. The Compensation Committee shall consist of at least three directors. The Compensation Committee will meet as necessary and is responsible for establishing salary, bonus, stock based compensation and any other compensation for all executive officers of the Company. In addition, the Compensation Committee is responsible for preparing a report on executive compensation for inclusion in the Company's annual proxy statement.


                             ARTICLE IV
                              OFFICERS


     Section 1. Election and Removal. The Board immediately after the annual meeting of the stockholders shall meet and elect or appoint a CEO, a President, a Chief Financial Officer, such Vice Presidents as they determine may be appropriate, a Secretary, a Treasurer and such Assistant Secretaries and Assistant Treasurers as they determine may be appropriate, who shall hold office during the pleasure of the Board. They may elect such other officers as the needs of the corporation may from time to time require. All officers shall serve for one year, or until the election and qualification of their successors, subject to the power of the directors to remove any officer at pleasure by a majority vote of the Board. Any two offices, except those of President and Secretary, may be held by the same person. The compensation of the officers shall be fixed by the Compensation Committee of the Board.

     Section 2. Chief Executive Officer. The CEO, shall, when present, preside at all meetings of the Board, and shall act as temporary chairman at and call to order all meetings of the stockholders. The CEO shall perform all duties commonly incident to his office, and shall have general supervision of the affairs of the corporation, subject to the approval of the Board. The CEO, President, or another officer shall sign and execute bonds, mortgages, and other contracts and evidences of indebtedness for and on behalf of the corporation. The CEO, President, or another officer shall sign all certificates of stock, which shall be countersigned by the Secretary or Treasurer. At the first regular meeting of the Board of the corporation each fiscal year, the CEO shall submit a complete report of the operations and the business of the corporation's affairs at the close of such year, and shall submit a similar report at each annual meeting of the stockholders. The CEO shall also report to the Board from time to time all matters coming to his notice relating to the interests of the corporation that should be brought to the attention of the Board.

     Section 3. President. The President shall perform all duties commonly incident to his office, and such other duties as may be prescribed by the Board. The President shall assist the CEO in reporting to the Board from time to time all matters coming to his notice, relating to the interest of the corporation.

     Section 4. Vice-President. The Vice- President shall have and exercise all the powers and duties of the President in case of his absence or inability to act, and shall perform such other duties as may be prescribed by the Board.

     Section 5. Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to his office, and shall have general supervision of the financial affairs of the corporation, subject to the approval to the Board. At each annual meeting of stockholders of the corporation and at each regular meeting of the Board, the Chief Financial Officer shall make a full report of the financial condition of the corporation.

     Section 6. Secretary. The Secretary shall attend all meetings of the Board and of the stockholders, and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall give or cause to be given notice of all meetings of the stockholders and the Board, and shall affix the seal of the corporation to such documents as may require it, and shall have charge of the corporation's seal and such other books and papers as the Board may prescribe. The Secretary shall also make such reports to the Board of Directors as they may request, and shall prepare and cause to be filed such reports and statements may be required by the laws of the State of New Jersey, and by the laws of any other State in which the corporation shall do business.

     Section 7. Treasurer. The Treasurer shall have the care and custody of all the funds and securities of the corporation, and shall deposit the same in the name of the corporation in such bank or banks as the Board may designate, and shall disburse the same under such rules and regulations as may be made by the Board, and shall perform such other duties as the Board of Directors may from time to time prescribe. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall see that all expenditures are duly authorized and are evidenced by proper receipts and vouchers. The Treasurer shall render to the President and the directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer.

     Section 8. Other. Every officer shall perform such duties as the Board may from time to time require, and the Board may likewise appoint such officers as may in its discretion be necessary for the transaction of the business of the corporation, with such powers and duties as it may confer and impose. Should any vacancy occur among the officers by death, resignation, or otherwise, the same may be filled by the Board at any regular or special meeting called for that purpose. In its discretion, the Board may leave unfilled any office. In case of the absence or disability of any officer, the Board may delegate the powers or duties of any officer to another officer.

     Section 9. Bank Accounts. In addition to such bank accounts as may be authorized in the usual manner by resolution of the Board, the Treasurer with the approval of the President or any Vice President, may authorize such bank accounts to be opened or maintained in the name and on behalf of the corporation as he may deem necessary or appropriate, payments from such back account to be made upon and according to the check of the corporation which may be signed jointly or singly by either the manual or facsimile signature or signatures of such officer of the corporations the Board may from time to time designate.

     Section 10. All officers will adhere to a Code of Ethics as adopted and revised from time to time by the Board or any authorized committee thereof.


                               ARTICLE V
                             CAPITAL STOCK


     Section 1. Certificates. Certificates of stock shall be signed by the President or Vice President, and countersigned by the Secretary or Treasurer and sealed with the seal of the corporation. If certificates are signed by a Transfer Agent, acting in behalf of the corporation, or a Registrar, the signatures of the officers of the corporation may be a facsimile and the signature by such Transfer Agent or Registrar may be a facsimile. Each certificate of stock shall plainly state upon the face thereof the number of shares of the class which it represents. All certificates exchanged or returned to the corporation shall be marked "cancelled" by the Secretary, with the date of cancellation.

     Section 2. Transfer Agent. The Board shall have the power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such Transfer Agents and Registrars.

     Section 3. Transfer of Stock. Shares of capital stock of the corporation shall be transferable on the books of the corporation only by the holder of record thereof in person or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares

     Section 4. Holder of Record. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.


                              ARTICLE VI
                              DIVIDENDS


     Dividends shall be declared and paid at such times and in such amounts as the Board may in their absolute discretion determine and designate.


                             ARTICLE VII
                             FISCAL YEAR


     The Board shall have power to fix and from time to time change, the fiscal year of the corporation. Unless otherwise fixed by the Board, the fiscal year will be a 52 or 53 week period ending on the last Saturday in July.


                             ARTICLE VIII
                              AMENDMENTS


     These By-Laws may be amended, altered, repealed, rescinded or added to in any manner not inconsistent with the statutes of the State of New Jersey or the provisions of the Certificate of Incorporation by the Board without action or consents on the part of the stockholders.


                              ARTICLE IX
                     INDEMNIFICATION AGAINST ACTIONS


     The corporation shall indemnify all of its directors and officers, present and future, against their expenses (including attorneys' fees) and liabilities in connection with any proceeding involving the director or officer by reason of their being or having been a director or officer, including a proceeding by or in the right of the corporation, unless a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of the director's or officer's duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or, (c) resulted in the receipt by the director or officer of an improper personal benefit. The expenses (including attorneys' fees) of any director or officer in connection with any such action will be advanced by the corporation upon receipt of an undertaking on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified.